UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 2, 2021
____________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Performance Measures for Annual Incentive Compensation

On December 2, 2021, pursuant to the terms of the WEC Energy Group Short-Term Performance Plan, as amended and restated effective as of January 1, 2019 (the “STPP”), the Compensation Committee of the Board (the “Compensation Committee”) established the overall performance measures and their respective weighting for the upcoming 2022 plan year. For officers of WEC Energy Group, Inc. (“WEC Energy”) and WEC Business Services LLC, the 2022 annual incentive under the STPP will be primarily dependent upon financial achievement determined by WEC Energy’s performance against targets for earnings from continuing operations (75% weight) and cash flow (25% weight). Awards can be increased or decreased by up to 10% based upon performance in the operational areas of customer satisfaction (5%), safety (2.5%) and supplier and workforce diversity (2.5%) for the entire family of WEC Energy companies.

For those officers whose positions primarily relate to utility operations in Wisconsin, the 2022 annual incentive under the STPP will be dependent upon financial achievement determined by WEC Energy’s performance against targets for earnings from continuing operations (25% weight) and cash flow (25% weight), as well as against targets for the aggregate net income of WEC Energy’s Wisconsin utility operations (50% weight). Awards for these officers can be increased or decreased by up to 10% based upon performance in the operational areas of customer satisfaction (5%), safety (2.5%) and supplier diversity (1.25%) for WEC Energy’s Wisconsin utility operations, as well as workforce diversity (1.25%) for the entire family of WEC Energy companies.

For those officers whose positions primarily relate to utility operations in Illinois, the 2022 annual incentive under the STPP will be dependent upon financial achievement determined by WEC Energy’s performance against targets for earnings from continuing operations (25% weight) and cash flow (25% weight), as well as against targets for the aggregate net income of WEC Energy’s Illinois utility operations (50% weight). Awards for these officers can be increased or decreased by up to 10% based upon performance in the operational areas of customer satisfaction (5%), safety (2.5%) and supplier diversity (1.25%) for WEC Energy’s Illinois utility operations, as well as workforce diversity (1.25%) for the entire family of WEC Energy companies.

Additional Performance Unit Measure for Performance Unit Plan

Pursuant to the terms of the WEC Energy Group Performance Unit Plan, amended and restated effective as of January 1, 2017 (the “PUP”), performance units granted under the PUP vest based upon WEC Energy’s performance measured against total shareholder return over a three-year performance period as compared to the total shareholder return of a custom peer group of companies and an Additional Performance Measure, if any, selected by the Compensation Committee. On December 2, 2021, the Compensation Committee selected performance against the weighted average authorized return on equity of all WEC Energy’s utility subsidiaries as the Additional Performance Measure for the 2022 performance unit awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: December 3, 2021	William J. Guc, Vice President and Controller
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